UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 7, 2000


                          Applied Magnetics Corporation
             (Exact name of registrant as specified in its charter)



         Delaware                      1-6635                 95-1950506
       (State or other              (Commission              (IRS Employer
       jurisdiction of              File Number)             Identification
       incorporation)                                           Number)



                               75 Robin Hill Road
                            Goleta, California 93117
                (Address of principal executive office)(Zip code)


       Registrant's telephone number, including area code: (805) 681-2837


















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Item 3.  Bankruptcy or Receivership.

         On January 7, 2000, Applied Magnetics Corporation (the "Company") filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Central District of California - Santa Barbara Division (Case No. ND00-1066-RR). In connection with the Chapter 11 filing, the Company issued a press release (the "Press Release"). A copy of the Press Release is filed as Exhibit 99.1 hereto.

         The Company expects to propose a plan of reorganization in the near future. The plan involves the creation of a new manufacturing operation focused on providing volume production capabilities of micro-electro mechanical systems for design houses and consumers (the "MEMs Business"). Under the proposed plan as currently contemplated, all common stock, warrants and options outstanding on the date of the filing would be canceled and no stockholder, warrant holder or option holder of the Company would receive any distribution with respect to the common stock, warrants or options outstanding on the date of the filing.

         The Company is not current in its Securities Exchange Act of 1934 periodic reporting requirements; the Company has not filed its Annual Report on Form 10-K for the year ended October 2, 1999 or its Quarterly Reports on Form 10-Q for the quarters ended January 2, 2000 and April 2, 2000.

         There is no assurance that the plan of reorganization expected to be filed will be filed, or if filed, that it will not be amended, or if filed, that it will be confirmed, or that the MEMs Business contemplated by the proposed plan, if commenced, will be successful.

Item 7.  Financial Statements and Exhibits.


         99.1     News Release issued January 7, 2000 by Applied Magnetics
                  Corporation





















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


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 31, 2000                           APPLIED MAGNETICS CORPORATION


                                              By:  /s/ John Foster
                                                   ----------------------------

                                              Its: Chief Operating Officer
                                                   ----------------------------







































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


                      Business Wire January 7, 2000, Friday

                       Copyright 2000 Business Wire, Inc.
                                  Business Wire

                             January 7, 2000, Friday



         Applied Magnetics Corporation (NYSE:APM) today announced that it has filed a voluntary petition for protection under Chapter 11 of the Federal Bankruptcy Code with the United States Bankruptcy Court in Santa Barbara.

         Operations at the Company's Goleta facility have been discontinued and most of the employees there have been laid off. The Company expects to continue limited operations in Malaysia and Korea for the purpose of fulfilling existing customer commitments. The Company will continue to seek new financing in an effort to resume full operations, but there is no assurance its efforts will be successful.

         "In the past two years, magnetic recording head manufacturers have suffered from excess capacity and slowing demand from the hard disk drive industry. These market conditions have severely hampered the Company's efforts in qualifying its GMR technology on new products and have prevented the Company from achieving its planned sales volume," said Craig Crisman, Chairman and CEO of the Company.

         Applied Magnetics Corporation is an independent manufacturer of magnetic recording heads, head-gimbal assemblies ("HGAs") and headstack assemblies ("HSAs") for computer hard disk drives. Founded in 1957, Applied Magnetics is the oldest independent U.S.-based supplier of disk heads to the merchant market. The Company has offshore facilities in Malaysia, Korea and China.

         Forward-looking statements included in this release are based on estimates and assumptions made by management of the Company, which, although believed to be reasonable, are inherently uncertain and difficult to predict. Therefore, undue reliance should not be placed upon such estimates. Such statements are subject to certain risks and uncertainties inherent in the Company's business that could cause actual results to differ materially from those projected.


CONTACT:  Applied Magnetics, Goleta
Craig D. Crisman, 805/683-5353

URL:  http://www.businesswire.com
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